                                                                    Exhibit 4

                                January 31, 2002

Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas 66002-0188
Attention: Chief Financial Officer

Re:  Atchison Casting Corporation (the "Company") April 3, 1998 Amended and
     Restated Credit Agreement by and among the Company, Harris Trust and
     Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

     Pursuant to the Twelfth Amendment and Forbearance Agreement dated as of
December 18, 2001 (the "Twelfth Amendment") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the Credit
Agreement through June 30, 2002. Paragraph 4(a) of the Twelfth Amendment
provides that on January 31, 2002 (the "Commitment Reduction Date") a portion of the Commitments automatically terminate in an amount necessary, if any, to reduce the aggregate Commitments to $72,487,626.39. The Company has requested that the Bank Group extend the Commitment Reduction Date to February 28, 2002.
Subject to the terms and conditions hereof the Bank Group is willing to so extend the Commitment Reduction Date.

     Accordingly, effective upon the execution of this letter by the Required
Banks and each Bank with a temporary increase in Commitments under Section 1.14 of the Credit Agreement in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), (i) Paragraph 4(a) of the Twelfth
Amendment is hereby amended by deleting the date "January 31, 2002" appearing therein and inserting in its place the date "February 28, 2002" and (ii) the
Required Bank consent to the execution of a letter agreement by the Company and
Guarantors with TIAA on the same terms as this letter agreement.

     In addition, the Company has outlined the terms of various asset sales as follows: (i) substantially all of the assets of Los Angeles Die Casting, Inc.
pursuant to the terms outlined in that certain letter from Atchison Casting
Corporation dated December 27, 2001 (the "LA Die Sale"), (ii) the sale of two
PrimeCast Foundry facilities and one PrimeCast Foundry warehouse pursuant to the terms outlined in that certain letter from Atchison Casting Corporation dated
December 27, 2001 letter (the "PrimeCast Real Estate Sale"), and (iii) the sale of equipment of PrimeCast / Penn Steel as sold by Industrial Assets, Inc. and the sale by auction conducted by Industrial Assets, Inc. of certain remaining equipment of PrimeCast / Penn Steel pursuant to the

terms outlined in that certain letter from Atchison Casting Corporation dated
January 8, 2002 the ("PrimeCast / Penn Steel Equipment Sale"). As the assets to be sold as part of the LA Die Sale, PrimeCast Real Estate Sale and PrimeCast /
Penn Steel Equipment Sale each have a fair market value or a book value in excess of $250,000, Paragraph 7 of the Twelfth Amendment required the consent to the Required Banks prior to any such sale. The Required Banks hereby consent to the sale of such assets substantially on the terms contained in the letters referenced above.

     In addition, the Company and Banks agree that in calculating the amount of proceeds that are generated by the LA Die Sale, the aggregate principal amount of any seller note retained by the Company or any of its Subsidiaries shall be treated as if such principal amount were received in cash on the date such sale is consummated.

     Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, this letter does not waive any of the other
Defaults or Events of Default that now exist.

     All defined terms used herein and not defined herein shall have the same meaning herein as in the Tenth Amendment. This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

                                     Very truly yours,

                                     HARRIS TRUST AND SAVINGS BANK, in its
                                     individual capacity as a Bank and as Agent

                                     By: /s/ Neal Golub
                                     Title: Vice President

                                       -2-

                                        COMMERCE BANK, N.A.
                                        By: /s/ Dennis R. Block
                                        Title: Senior Vice President

                                        US BANK NATIONAL ASSOCIATION
                                        By: /s/ Craig D. Buckley
                                        Title: Vice President

                                        KEY BANK NATIONAL ASSOCIATION
                                        By: /s/ Stephen Steckel.
                                        Title: Vice President

                                        COMERICA BANK
                                        By: /s/ Andrew R. Craig
                                        Title: Vice President

                                        HIBERNIA NATIONAL BANK
                                        By:____________________________________
                                        Title: _________________________________

                                        NATIONAL WESTMINSTER BANK PLC
                                        Nassau Branch
                                        By: /s/ Pete Ballard
                                        Title: Head of Mid Corporate Team
                                               Corporate Restructuring Unit

                                        New York Branch
                                        By: /s/ Pete Ballard
                                        Title: Head of Mid Corporate Team
                                               Corporate Restructuring Unit

                                       -3-

                                        WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION

                                        By: /s/ Calvin R. Emerson
                                        Title: Vice President

Agreed and Accepted:
ATCHISON CASTING CORPORATION

By: /s/ Kevin T. McDermed
Title: VP & Treasurer

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
3210863 CANADA INC.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G&C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
JAHN FOUNDRY CORP.
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.

By: /s/ Kevin T. McDermed
Title: Vice President

GILMORE INDUSTRIES, INC.
By: /s/ John R. Kujawa
Title: President

                                      -4-